Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700

Release:	IMMEDIATE
Contact:	Neha Clark
Senior Vice President Enterprise Finance
Phone:	847-735-4001

Contact:	Lee Gordon
Vice President - Brunswick Global Communications & Public Affairs
Phone:	847-735-4003
Email:	lee.gordon@brunswick.com

Brunswick Reports Third Quarter Results

Strong Operating Performance Drives Record Third Quarter

Third Quarter GAAP Diluted EPS of $2.26 and As Adjusted Diluted EPS of $2.67

2022 Guidance: Adjusted Diluted EPS of Approximately $10.00
METTAWA, Ill., October 27, 2022 -- Brunswick Corporation (NYSE: BC) today reported results for the third quarter of 2022:
Third Quarter 2022 Highlights:

	Q3 2022
$ in millions (except per share data)	GAAP	Change vs Q3'21		As Adjusted	Change vs Q3'21
Net Sales	$1,698.2	19.0%		$1,698.2	19.0%
Operating Earnings	$237.7	13.7%		$278.8	26.1%
Operating Margin	14.0%	(60)	bps	16.4%	90	bps
Diluted EPS from Continuing Operations	$2.26	22.2%		$2.67	29.0%

bps = basis points

"We executed an exceptional third quarter as our new products, strategic investments, continued operational efficiency, and prudent cost control in a challenging macro-economic environment, together with a resilient marine market, resulted in record sales, operating margins, and earnings for any third quarter in our history," said Brunswick Chief Executive Officer David Foulkes. "We delivered the quarter despite additional challenges, with Hurricane Ian significantly impacting our many Florida facilities and operations during the end of the quarter, certain specific supply chain shortages at Mercury and Navico Group that could not be fully resolved by the end of the quarter, and unfavorable changes in foreign currency exchange rates negatively impacting sales and earnings more than anticipated. On the positive side, aside from one distribution facility and approximately ten Freedom Boat Club locations, our Florida facilities are operational again, demand for our products remains strong, and boat field inventory levels are getting healthier as pipeline inventory remains nearly 40 percent lower at the end of the quarter versus the same time in 2019. Lastly, our U.S. Engine Parts and Accessories business had solid sales and earnings growth in the quarter.

Our propulsion business continues to deliver exceptional results, with sequentially higher operating earnings and operating margin enabled by operating efficiencies, market share gains, and higher production enabled by capacity expansion. During the quarter, Mercury Marine gained 100 basis points of outboard propulsion retail market share in the U.S. and continues to expand outboard propulsion share in many global markets as recently seen at the Cannes Boat Show where Mercury had a record 65 percent outboard share on the water. Mercury was notably impacted by a couple of discrete supply chain issues in the quarter, one of which led to nearly 2,500 mid-range outboard engines awaiting one component for completion at the close of the period, which we expect to be mostly remediated in the fourth quarter. Despite these challenges, our propulsion business delivered accretive operating margins as operating investments and cost controls offset supply chain challenges. Additionally, the previously mentioned new high horsepower outboard engine capacity in the Fond du Lac, Wisconsin facility remains on budget and on track to come online in the fourth quarter of this year.

Our parts and accessories businesses delivered strong sales growth, led by benefits from acquisitions completed in 2021, solid Engine P&A sales, and strong OEM sales from Navico Group. P&A segment operating earnings were down slightly versus prior year, primarily related to unfavorable changes in foreign currency exchange rates and continued slowness in retailer and distributor restocking patterns despite solid consumer sell-through. The distribution business in Florida was disrupted by Hurricane Ian, as transportation and certain warehouse locations were not available during the last week of the quarter. Lastly, the recently announced Navico Group operating model changes are mainly complete and are anticipated to begin yielding planned synergies in the fourth quarter.

Our boat business posted robust top-line and earnings growth, with double-digit operating margins for the second consecutive quarter. We closed our Florida boat manufacturing facilities for most of the last week of the third quarter due to Hurricane Ian, with minimal damage to the facilities allowing for manufacturing and shipping operations to resume the following week. Freedom Boat Club had record same store membership sales increases in the quarter, but its Southwest Florida operations were significantly impacted by Hurricane Ian, with more than 100 boats damaged and a small number of locations unlikely to re-open until 2023. However, Freedom continues on its growth trajectory in the U.S. and Europe, and now has more than 360 locations, nearly 54,000 membership agreements covering 84,000 members network-wide, and a fleet size above 5,000 boats, all while generating exceptionally strong synergy sales across our marine portfolio," Foulkes concluded.

2022 Third Quarter Results

For the third quarter of 2022, Brunswick reported consolidated net sales of $1,698.2 million, up from $1,427.2 million in the third quarter of 2021. Diluted EPS for the quarter was $2.26 on a GAAP basis and $2.67 on an as-adjusted basis. All segments delivered sales growth resulting from solid demand, new product performance, and pricing implemented since the third quarter of 2021, partially offset by unfavorable changes in foreign currency exchange rates, the impact from Hurricane Ian and supply chain challenges. Strong operating earnings growth was also enabled by these factors, together with benefits from cost containment measures, tempered slightly by continued elevated material and freight inflationary pressures and spending on growth initiatives including capacity expansion, ACES, and new product development. In addition, versus the third quarter of 2021:
Propulsion segment reported a 14 percent increase in sales due to higher sales volume resulting from strong global demand, capacity increases, and market share gains. Robust operating earnings growth was enabled by increased sales and lower operating expenses, slightly offset by investments in capacity and product development.
Parts and Accessories segment reported a 19 percent increase in sales driven by acquisitions completed in 2021, with growth across all geographic regions excluding currency impacts. Segment operating earnings were down slightly as the earnings impact from sales increases was offset by outsized headwinds related to unfavorable currency exchange rates and continued material and freight inflation.
Boat segment reported a 27 percent increase in sales as higher sales volumes to dealers throughout the quarter more than offset the production and shipment impact from Hurricane Ian. Freedom Boat Club, which is part of Business Acceleration, had another strong quarter contributing approximately 7 percent of sales to the segment. Growth in segment operating earnings and operating margin was enabled by increased sales volumes, favorable product mix, and sustained operational efficiency gains, partially offset by closures related to Hurricane Ian and ongoing supply chain disruptions.
Review of Cash Flow and Balance Sheet

Cash and marketable securities totaled $503.6 million at the end of the third quarter, up $136.1 million from 2021 year-end levels.

Net cash provided by operating activities during the first nine months of the year of $313.8 million includes net earnings net of non-cash items and the seasonal impact of working capital build.

Investing and financing activities resulted in net cash usage of $187.8 million during the first nine months of 2022 including the issuance of $750.0 million of 10-year and 30-year notes in the first quarter for general corporate purposes, net of $360.0 million of share repurchases, $299.3 million of capital expenditures, $95.7 million of cash paid for acquisitions of businesses, net of cash acquired, $82.4 million of dividend payments, and $58.4 million of long-term debt repayments.

2022 Outlook

"2022 is likely to be a record year for Brunswick. We continue to deliver historically strong financial results for our shareholders despite a turbulent macro-economic climate, and we are making smart cost decisions without sacrificing investments needed to drive our strategic plan", said Foulkes. "During the next several quarters, we will showcase a barrage of exciting new products coming to market, and we hope you will join us at Lake X on November 16 to experience first-hand our newest products and technologies, and our enterprise synergies in action.

Despite external headwinds including increasingly unfavorable foreign currency exchange rates, cost inflation, remaining supply chain disruptions, and the uncertain medium-term impacts from Hurricane Ian, we still believe that we will deliver a record 2022, resulting in the following updated guidance for full-year 2022. We anticipate approximately:
1.Net sales of $6.9 billion;
2.Adjusted diluted EPS of $10.00; and
3.Fourth quarter 2022 adjusted diluted EPS growth of more than 30 percent from Q4 2021.

Finally, although we've talked about the impact Hurricane Ian had on our business operations and results, our almost 4,000 employees located in Florida endured the most significant hardship resulting from this storm. I want to offer heartfelt appreciation and thanks to everyone at Brunswick who has been working tirelessly to support their colleagues and our business partners during this very difficult time," Foulkes concluded.

Use of Non-GAAP Financial Information

A reconciliation of GAAP to non-GAAP financial measures used in this release is provided in the reconciliation sections of the consolidated financial statements accompanying this release.

In order to better align Brunswick's reported results with the internal metrics used by Brunswick's management to evaluate business performance as well as to provide better comparisons to prior periods and peer data, non-GAAP measures used in this release exclude the impact of purchase accounting amortization related to acquisitions, among other adjustments.

Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit and impairment costs, special tax items, acquisition-related costs, and certain other unusual adjustments.

Conference Call Scheduled

Brunswick will hold a conference call today at 10 a.m. CDT, hosted by David M. Foulkes, chief executive officer, Ryan M. Gwillim, executive vice president and chief financial officer, and Neha Clark, senior vice president enterprise finance. The call will be broadcast over the Internet at www.brunswick.com/investors. To listen to the call, go to the website at least 15 minutes before the call to register, download, and install any needed audio software.

See Brunswick’s website for slides used to supplement conference call remarks at www.brunswick.com/investors.

Security analysts and investors wishing to participate via telephone should call 877-900-9524 (no password needed). Callers outside of North America should call 412-902-0029 (no password needed) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A replay of the conference call will be available through 1 p.m. CDT on Thursday November 3, 2022, by calling 877-660-6853 or 201-612-7415 (Access ID: 13733469). The replay will also be available at www.brunswick.com/investors.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “should,” “expect,” "anticipate," "project," "position," “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including the amount of disposable income consumers have available for discretionary spending; fiscal and monetary policy concerns; adverse capital market conditions; changes in currency exchange rates; higher energy and fuel costs; competitive pricing pressures; interest-rate risk related to our debt; the coronavirus (COVID-19) pandemic and the emergence of variant strains; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties, including as a result of pressures due to the pandemic; supplier manufacturing constraints, increased demand for shipping carriers, and transportation disruptions; managing our manufacturing footprint; adverse weather conditions, climate change events and other catastrophic event risks; international business risks, geopolitical tensions or conflicts, sanctions, embargoes, or other regulations; our ability to develop new and innovative products and services at a competitive price; our ability to meet demand in a rapidly changing environment; loss of key customers; absorbing fixed costs in production; risks associated with joint ventures that do not operate solely for our benefit; our ability to integrate acquisitions, including Navico, and the risk for associated disruption to our business; the risk that unexpected costs will be incurred in connection with the Navico transaction or the possibility that the expected synergies and value creation from the transaction will not be realized or will not be realized within the expected time period; our ability to successfully implement our strategic plan and growth initiatives; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; our ability to identify, complete, and integrate targeted acquisitions; the risk that strategic divestitures will not provide business benefits; maintaining effective distribution; risks related to dealers and customers being able to access adequate financing; requirements for us to repurchase inventory; inventory reductions by dealers, retailers, or independent boat builders; risks related to the Freedom Boat Club franchise business model; outages, breaches, or other cybersecurity events regarding our technology systems, which could affect manufacturing and business operations and could result in lost or stolen information and associated remediation costs; our ability to protect our brands and intellectual property; changes to U.S. trade policy and tariffs; any impairment to the value of goodwill and other assets; product liability, warranty, and other claims risks; legal, environmental, and other regulatory compliance, including increased costs, fines, and reputational risks; changes in income tax legislation or enforcement; managing our share repurchases; and risks associated with certain divisive shareholder activist actions.

Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2021 and in
subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release.

About Brunswick

Headquartered in Mettawa, Ill., Brunswick Corporation’s leading consumer brands include Mercury Marine outboard engines; Mercury MerCruiser sterndrive and inboard packages; Mercury global parts and accessories including propellers and SmartCraft electronics; Navico Group, which includes industry-leading brands such as Simrad, Lowrance, C-Map, B&G, MotorGuide, Attwood, Mastervolt, RELiON, Blue Sea Systems, CZone, and Navico Group Connect system integrators; Land 'N' Sea, BLA, Payne’s Marine, Kellogg Marine, and Lankhorst Taselaar marine parts distribution; Mercury and Quicksilver parts and oils; Bayliner, Boston Whaler, Crestliner, Cypress Cay, Harris, Heyday, Lowe, Lund, Princecraft, Quicksilver, Rayglass, Sea Ray, and Uttern boats; and Freedom Boat Club, Boateka, Boating Services Network and Boat Class. For more information, visit www.brunswick.com.

Brunswick Corporation
Comparative Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	October 1, 2022	October 2, 2021	% Change	October 1, 2022	October 2, 2021	% Change
Net sales	$1,698.2	$1,427.2	19%	$5,229.5	$4,415.2	18%
Cost of sales	1,199.3	1,016.8	18%	3,710.6	3,126.0	19%
Selling, general and administrative expense	186.2	165.9	12%	586.1	490.3	20%
Research and development expense	50.4	35.5	42%	152.0	107.1	42%
Restructuring, exit and impairment charges	24.6	—	NM	24.6	0.7	NM
Operating earnings	237.7	209.0	14%	756.2	691.1	9%
Equity earnings	1.3	0.3	NM	2.8	1.5	87%
Other expense, net	(0.1)	(1.6)	-94%	(1.3)	(4.4)	-70%
Earnings before interest and income taxes	238.9	207.7	15%	757.7	688.2	10%
Interest expense	(26.1)	(16.9)	54%	(70.4)	(47.1)	49%
Interest income	1.9	0.8	NM	2.5	1.9	32%
Loss on early extinguishment of debt	—	(4.2)	-100%	(0.1)	(4.2)	-98%
Transaction financing charges	—	(4.0)	-100%	—	(4.0)	-100%
Earnings before income taxes	214.7	183.4	17%	689.7	634.8	9%
Income tax provision	46.5	38.8	20%	148.7	141.4	5%
Net earnings from continuing operations	$168.2	$144.6	16%	$541.0	$493.4	10%

Net loss from discontinued operations, net of tax	(4.4)	(1.5)	NM	(5.7)	(1.6)	NM
Net earnings	$163.8	$143.1	14%	$535.3	$491.8	9%

Earnings per common share:
Basic
Earnings from continuing operations	$2.27	$1.86	22%	$7.16	$6.33	13%
Loss from discontinued operations	(0.06)	(0.02)	NM	(0.08)	(0.02)	NM
Net earnings	$2.21	$1.84	20%	$7.08	$6.31	12%

Diluted
Earnings from continuing operations	$2.26	$1.85	22%	$7.12	$6.28	13%
Loss from discontinued operations	(0.06)	(0.02)	NM	(0.08)	(0.02)	NM
Net earnings	$2.20	$1.83	20%	$7.04	$6.26	12%

Weighted average shares used for computation of:
Basic earnings per common share	74.2	77.7		75.6	78.0
Diluted earnings per common share	74.5	78.3		76.0	78.6

Effective tax rate	21.7%	21.2%		21.6%	22.3%

NM = not meaningful

Brunswick Corporation
Reconciliation to Adjusted Metrics - Consolidated
(in millions)
(unaudited)

	Three Months Ended
	Operating Earnings		Diluted Earnings Per Share
(in millions, except per share data)	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
GAAP	$237.7	$209.0	$2.26	$1.85
Restructuring, exit and impairment charges	24.6	—	0.24	—
Purchase accounting amortization	14.4	7.6	0.15	0.07
Acquisition, integration, and IT related costs	2.1	4.5	0.02	0.08
Special tax items	—	—	—	0.03
Loss on early extinguishment of debt	—	—	—	0.04
As Adjusted	$278.8	$221.1	$2.67	$2.07

GAAP operating margin	14.0%	14.6%
Adjusted operating margin	16.4%	15.5%

	Nine Months Ended
	Operating Earnings		Diluted Earnings Per Share
(in millions, except per share data)	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
GAAP	$756.2	$691.1	$7.12	$6.28
Restructuring, exit and impairment charges	24.6	0.7	0.25	0.01
Purchase accounting amortization	51.5	22.7	0.51	0.22
Acquisition, integration, and IT related costs	14.2	12.9	0.14	0.15
Sport Yacht & Yachts	—	3.8	—	0.03
Palm Coast reclassified from held-for-sale	—	0.8	—	0.01
Gain on sale of assets	—	(1.5)	—	(0.01)
Special tax items	—	—	—	0.09
Loss on early extinguishment of debt	—	—	—	0.04
As Adjusted	$846.5	$730.5	$8.02	$6.82

GAAP operating margin	14.5%	15.7%
Adjusted operating margin	16.2%	16.5%

Brunswick Corporation
Selected Financial Information
(in millions)
(unaudited)

Segment Information - GAAP

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	October 1, 2022	October 2, 2021	% Change	October 1, 2022	October 2, 2021	% Change	October 1, 2022	October 2, 2021
Propulsion	$714.4	$626.9	14.0%	$143.0	$112.5	27.1%	20.0%	17.9%
Parts & Accessories	587.8	494.0	19.0%	87.1	100.6	-13.4%	14.8%	20.4%
Boat	510.7	401.5	27.2%	49.7	24.9	99.6%	9.7%	6.2%
Corporate/Other	—	—		(42.1)	(29.0)	45.2%
Segment Eliminations	(114.7)	(95.2)	20.5%	—	—
Total	$1,698.2	$1,427.2	19.0%	$237.7	$209.0	13.7%	14.0%	14.6%

Segment Information - As Adjusted

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	October 1, 2022	October 2, 2021	% Change	October 1, 2022	October 2, 2021	% Change	October 1, 2022	October 2, 2021
Propulsion	$714.4	$626.9	14.0%	$143.0	$112.5	27.1%	20.0%	17.9%
Parts & Accessories	587.8	494.0	19.0%	108.4	109.7	-1.2%	18.4%	22.2%
Boat	510.7	401.5	27.2%	52.0	27.8	87.1%	10.2%	6.9%
Corporate/Other	—	—		(24.6)	(28.9)	-14.9%
Segment Eliminations	(114.7)	(95.2)	20.5%	—	—
Total	$1,698.2	$1,427.2	19.0%	$278.8	$221.1	26.1%	16.4%	15.5%
Segment Information - GAAP

	Nine Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	October 1, 2022	October 2, 2021	% Change	October 1, 2022	October 2, 2021	% Change	October 1, 2022	October 2, 2021
Propulsion	$2,154.5	$1,934.2	11.4%	$410.3	$359.1	14.3%	19.0%	18.6%
Parts & Accessories	1,857.1	1,502.5	23.6%	286.9	306.9	-6.5%	15.4%	20.4%
Boat	1,571.9	1,270.1	23.8%	153.9	109.9	40.0%	9.8%	8.7%
Corporate/Other	—	—		(94.9)	(84.8)	11.9%
Segment Eliminations	(354.0)	(291.6)	21.4%	—	—
Total	$5,229.5	$4,415.2	18.4%	$756.2	$691.1	9.4%	14.5%	15.7%
Segment Information - As Adjusted

	Nine Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	October 1, 2022	October 2, 2021	% Change	October 1, 2022	October 2, 2021	% Change	October 1, 2022	October 2, 2021
Propulsion	$2,154.5	$1,934.2	11.4%	$410.3	$359.1	14.3%	19.0%	18.6%
Parts & Accessories	1,857.1	1,502.5	23.6%	351.9	335.4	4.9%	18.9%	22.3%
Boat	1,571.9	1,270.1	23.8%	161.7	120.7	34.0%	10.3%	9.5%
Corporate/Other	—	—		(77.4)	(84.7)	-8.6%
Segment Eliminations	(354.0)	(291.6)	21.4%	—	—
Total	$5,229.5	$4,415.2	18.4%	$846.5	$730.5	15.9%	16.2%	16.5%

Brunswick Corporation
Reconciliation to Adjusted Metrics - Segment Information
(in millions)
(unaudited)

Propulsion Segment	Three Months Ended		2022 vs. 2021
	October 1, 2022	October 2, 2021	$ Change	% Change
Net sales	$714.4	$626.9	$87.5	14.0%
Operating earnings	143.0	112.5	30.5	27.1%
Operating margin	20.0%	17.9%		210 bps

Parts & Accessories Segment	Three Months Ended		2022 vs. 2021
	October 1, 2022	October 2, 2021	$ Change	% Change
Net sales	$587.8	$494.0	$93.8	19.0%

GAAP operating earnings	$87.1	$100.6	$(13.5)	(13.4)%
Restructuring, exit and impairment charges	6.9	—	6.9	NM
Purchase accounting amortization	13.4	7.2	6.2	86.1%
Acquisition, integration, and IT related costs	1.0	1.9	(0.9)	(47.4)%
Adjusted operating earnings	$108.4	$109.7	$(1.3)	(1.2)%

GAAP operating margin	14.8%	20.4%		(560) bps
Adjusted operating margin	18.4%	22.2%		(380) bps

Boat Segment	Three Months Ended		2022 vs. 2021
	October 1, 2022	October 2, 2021	$ Change	% Change
Net sales	$510.7	$401.5	$109.2	27.2%

GAAP operating earnings	$49.7	$24.9	$24.8	99.6%
Restructuring, exit and impairment charges	0.3	—	0.3	NM
Acquisition, integration, and IT related costs	1.0	2.5	(1.5)	(60.0)%
Purchase accounting amortization	1.0	0.4	0.6	NM
Adjusted operating earnings	$52.0	$27.8	$24.2	87.1%

GAAP operating margin	9.7%	6.2%		350 bps
Adjusted operating margin	10.2%	6.9%		330 bps

Corporate/Other	Three Months Ended		2022 vs. 2021
	October 1, 2022	October 2, 2021	$ Change	% Change
GAAP operating loss	$(42.1)	$(29.0)	$(13.1)	45.2%
Restructuring, exit and impairment charges	17.4	—	17.4	NM
Acquisition, integration, and IT related costs	0.1	0.1	—	NM
Adjusted Operating loss	$(24.6)	$(28.9)	$4.3	(14.9)%
bps = basis points
NM = not meaningful

Propulsion Segment	Nine Months Ended		2022 vs. 2021
	October 1, 2022	October 2, 2021	$ Change	% Change
Net sales	$2,154.5	$1,934.2	$220.3	11.4%
Operating earnings	410.3	359.1	51.2	14.3%
Operating margin	19.0%	18.6%		40 bps

Parts & Accessories Segment	Nine Months Ended		2022 vs. 2021
	October 1, 2022	October 2, 2021	$ Change	% Change
Net sales	$1,857.1	$1,502.5	$354.6	23.6%

GAAP operating earnings	$286.9	$306.9	$(20.0)	(6.5)%
Restructuring, exit and impairment charges	6.9	0.7	6.2	NM
Purchase accounting amortization	49.2	21.6	27.6	NM
Acquisition, integration, and IT related costs	8.9	7.7	1.2	15.6%
Gain on sale of assets	—	(1.5)	1.5	(100.0)%
Adjusted operating earnings	$351.9	$335.4	$16.5	4.9%

GAAP operating margin	15.4%	20.4%		(500) bps
Adjusted operating margin	18.9%	22.3%		(340) bps

Boat Segment	Nine Months Ended		2022 vs. 2021
	October 1, 2022	October 2, 2021	$ Change	% Change
Net sales	$1,571.9	$1,270.1	$301.8	23.8%

GAAP operating earnings	$153.9	$109.9	$44.0	40.0%
Restructuring, exit and impairment charges	0.3	—	0.3	NM
Acquisition, integration, and IT related costs	5.2	5.1	0.1	2.0%
Purchase accounting amortization	2.3	1.1	1.2	NM
Sport Yacht & Yachts	—	3.8	(3.8)	(100.0)%
Palm Coast reclassified from held-for-sale	—	0.8	$(0.8)	(100.0)%
Adjusted operating earnings	$161.7	$120.7	$41.0	34.0%

GAAP operating margin	9.8%	8.7%		110 bps
Adjusted operating margin	10.3%	9.5%		80 bps

Corporate/Other	Nine Months Ended		2022 vs. 2021
	October 1, 2022	October 2, 2021	$ Change	% Change
GAAP operating loss	$(94.9)	$(84.8)	$(10.1)	11.9%
Restructuring, exit and impairment charges	17.4	—	17.4	NM
Acquisition, integration, and IT related costs	0.1	0.1	—	NM
Adjusted Operating loss	$(77.4)	$(84.7)	$7.3	(8.6)%
bps = basis points
NM = not meaningful

Brunswick Corporation
Comparative Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	October 1, 2022	December 31, 2021	October 2, 2021
Assets
Current assets
Cash and cash equivalents, at cost, which approximates fair value	$457.4	$354.5	$1,486.4
Restricted cash	11.7	12.2	10.9
Short-term investments in marketable securities	34.5	0.8	0.8
Total cash and short-term investments in marketable securities	503.6	367.5	1,498.1
Accounts and notes receivable, net	557.7	485.3	451.1
Inventories
Finished goods	754.4	685.5	520.2
Work-in-process	224.0	176.8	162.7
Raw materials	451.4	345.7	257.6
Net inventories	1,429.8	1,208.0	940.5
Prepaid expenses and other	103.9	63.8	52.3
Current assets	2,595.0	2,124.6	2,942.0

Net property	1,221.1	1,046.9	961.5

Other assets
Goodwill	962.2	888.4	443.8
Other intangibles, net	1,005.4	1,052.1	549.2
Deferred income tax asset	137.7	146.0	132.7
Operating lease assets	111.4	92.8	83.1
Equity investments	47.7	43.8	41.3
Other long-term assets	44.4	30.4	27.0
Other assets	2,308.8	2,253.5	1,277.1

Total assets	$6,124.9	$5,425.0	$5,180.6

Liabilities and shareholders’ equity
Current liabilities
Short-term debt and current maturities of long-term debt	$84.9	$37.4	$43.2
Accounts payable	631.6	693.5	589.8
Accrued expenses	662.8	711.3	623.3
Current liabilities	1,379.3	1,442.2	1,256.3

Debt	2,419.1	1,779.0	1,787.7
Other long-term liabilities	325.5	289.6	286.9
Shareholders’ equity	2,001.0	1,914.2	1,849.7
Total liabilities and shareholders’ equity	$6,124.9	$5,425.0	$5,180.6

Supplemental Information
Debt-to-capitalization rate	55.6%	48.7%	49.7%

Brunswick Corporation
Comparative Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Nine Months Ended
	October 1, 2022	October 2, 2021
Cash flows from operating activities
Net earnings	$535.3	$491.8
Less: net loss from discontinued operations, net of tax	(5.7)	(1.6)
Net earnings from continuing operations, net of tax	541.0	493.4
Stock compensation expense	16.8	22.7
Depreciation and amortization	167.9	127.9
Pension funding, net of expense	(0.5)	(1.7)
Asset impairment charges	19.2	0.8
Deferred income taxes	4.0	(5.3)
Changes in certain current assets and current liabilities	(426.8)	(223.4)
Long-term extended warranty contracts and other deferred revenue	12.2	12.0
Income taxes	(17.0)	29.0
Other, net	(3.0)	19.7
Net cash provided by operating activities of continuing operations	313.8	475.1
Net cash used for operating activities of discontinued operations	(2.4)	(10.5)
Net cash provided by operating activities	311.4	464.6

Cash flows from investing activities
Capital expenditures	(299.3)	(180.2)
Purchases of marketable securities	(60.0)	—
Sales or maturities of marketable securities	26.3	55.9
Investments	(4.9)	(9.1)
Acquisition of businesses, net of cash acquired	(95.7)	(50.3)
Proceeds from the sale of property, plant and equipment	5.7	5.6
Cross currency swap settlement	16.7	—
Net cash used for investing activities	(411.2)	(178.1)

Cash flows from financing activities
Proceeds from issuances of short-term debt	127.8	—
Payments of short-term debt	(125.0)	—
Net proceeds from issuances of long-term debt	741.8	994.4
Payments of long-term debt including current maturities	(58.4)	(113.6)
Net premium paid on early extinguishment of debt	(0.1)	(4.2)
Common stock repurchases	(360.0)	(98.7)
Cash dividends paid	(82.4)	(73.0)
Proceeds from share-based compensation activity	—	0.5
Tax withholding associated with shares issued for share-based compensation	(16.4)	(13.2)
Other, net	(3.9)	(7.8)
Net cash provided by financing activities	223.4	684.4

Effect of exchange rate changes	(21.2)	(3.9)
Net increase in Cash and cash equivalents and Restricted cash	102.4	967.0
Cash and cash equivalents and Restricted cash at beginning of period	366.7	530.3

Cash and cash equivalents and Restricted cash at end of period	469.1	1,497.3
Less: Restricted cash	11.7	10.9
Cash and cash equivalents at end of period	$457.4	$1,486.4

Reconciliation
Free cash flow
Net cash provided by operating activities	$313.8	$475.1

Net cash provided by (used for):
Plus: Capital expenditures	(299.3)	(180.2)
Plus: Proceeds from the sale of property, plant and equipment	5.7	5.6
Plus: Effect of exchange rate changes	(21.2)	(3.9)
Free cash flow	$(1.0)	$296.6